Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS FOURTH-QUARTER AND YEAR-END 2011 RESULTS

2011 DILUTED EPS FROM CONTINUING OPERATIONS OF $0.58 VS. $0.48 FOR PRIOR YEAR

2011 CASH EPS OF $1.10 VS. $1.03 FOR PRIOR YEAR

Cleveland, Ohio (February 16, 2012)—CBIZ, Inc. (NYSE: CBZ) today announced results for the fourth quarter and year ended December 31, 2011.

CBIZ reported revenue of $162.9 million for the fourth quarter ended December 31, 2011, compared to $164.8 million reported for the fourth quarter of 2010. Revenue from newly acquired operations, net of divestitures, contributed $3.0 million to revenue in the fourth quarter compared to the same period a year ago. During the fourth quarter of 2011, revenue in the Medical Management Professionals segment declined by slightly over $3.0 million and total Company same-unit revenue declined by $4.9 million, or by 3.0% compared to a year ago. CBIZ reported a loss from continuing operations for the quarter of $1.2 million, or ($0.02) per diluted share, which was unchanged compared with the results reported in the fourth quarter of 2010.

For the twelve-month period ended December 31, 2011, CBIZ reported total revenue of $733.8 million, an increase of $3.4 million or 0.5%, compared to $730.4 million for the prior-year period. Results for the year ended December 31, 2010 include $6.6 million of revenue from the Company’s individual wealth management business, which was divested in the first quarter of 2011. Adjusting for this item, total revenue increased by 1.4% for the full year 2011 compared with 2010.

Same-unit revenue declined by 1.3%, or $9.7 million, for 2011 compared to the same period a year ago, which included a decline of approximately $7.4 million in the Medical Management Professionals segment. Acquisitions, net of divestitures, contributed $13.1 million to revenue for 2011 compared to the same period a year ago. Income from continuing operations was $28.6 million, or $0.58 per diluted share, for the year ended December 31, 2011, compared to $28.2 million, or $0.48 per diluted share, for the same period a year ago.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

Results for the year ended December 31, 2010 included a charge of approximately $0.02 per diluted share for lease restructuring activities in connection with the acquisition of Goldstein Lewin & Company in Boca Raton, Florida, and a charge of approximately $0.02 per diluted share in connection with financing activities that occurred in the third quarter of 2010.

The outstanding balance of the Company’s $275.0 million unsecured bank line of credit at December 31, 2011 was $145.0 million compared with a balance of $118.9 million at December 31, 2010. During 2011, the Company used $29.3 million to fund acquisition-related payments and used $39.3 million to retire outstanding amounts of its 3.125% Convertible Notes. The Company repurchased 1.4 million shares of its common stock at a cost of $8.9 million during 2011.

Cash earnings per share, a non-GAAP measure that includes certain non-cash charges and credits to income from continuing operations, was $1.10 per diluted share for the year ended December 31, 2011, compared with $1.03 per diluted share a year ago. A schedule which reconciles cash earnings per share with GAAP earnings per share is attached. Adjusted EBITDA for the year ended December 31, 2011, was $81.7 million compared to $82.3 million for the year 2010.

“We are very pleased to report a 21% increase in diluted earnings per share for the full year of 2011 compared with 2010, and when adjusted for the lease restructuring and financing costs incurred in 2010, the increase in diluted earnings per share was 11.5% in 2011 compared with 2010,” stated Steven L. Gerard, Chairman and CEO.

“Full year results for 2011 are in line with our expectations despite the challenges we encountered in several segments of our business, including our Medical Management Professionals and property and casualty business. Notwithstanding the $7.4 million revenue decline within Medical Management Professionals in 2011, this group’s management team and associates did a terrific job controlling costs and enhancing productivity so that the earnings contribution from this group was essentially flat compared with a year ago,” continued Mr. Gerard.

“We are pleased with the stability of our business which generated over $50 million of cash from operations and over $80 million in EBITDA in 2011. During the year, we announced three acquisitions and in January of 2012, we announced another two acquisitions. Combined, these newly acquired operations are expected to contribute approximately $20 million to revenue growth in 2012. We continue to assess a number of potential acquisitions and we fully expect to continue that same level of acquisition activity into 2012,” concluded Mr. Gerard.

Outlook for 2012: During 2011, the Company did not experience a significant improvement in economic conditions impacting the mid-sized businesses typically served by CBIZ, but did see a modest level of improvement throughout the year. Although management expects continued pressure on reimbursement rates to impact Medical Management Professionals’ revenue, the Company expects generally improving economic conditions to continue through 2012. As a result, in 2012, the Company expects to achieve improvements to organic revenue growth rates and expects total revenue will grow within a range of 3% - 4% and diluted earnings per share will grow within a range of 6% - 8% compared with the $0.58 per share recorded for 2011. Cash flow will continue to be positive and EBITDA is projected to be approximately $85 million for 2012.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-877-889-2795 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-630-343-1248. A replay of the call will be available starting at 1:00 p.m. (ET) February 16, through midnight (ET), February 20, 2012. The dial-in number for the replay is 1-866-873-8511. If you are listening from outside the United States, dial 1-630-343-1245. The access code for the replay is 1002. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting, tax and consulting, internal audit, merger and acquisition advisory and valuation services. Employee services include employee benefits consulting, property and casualty insurance, retirement plan consulting, payroll, life insurance, HR consulting, and executive recruitment. CBIZ also provides outsourced technology staffing and support services, real estate consulting services, healthcare consulting, and medical practice management. As one of the largest benefits specialists and one of the largest accounting, valuation, and medical practice management companies in the United States, the Company’s services are provided through more than 140 Company offices in 36 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	DECEMBER 31,
	2011	%	2010 (1)%

Revenue	$162,923	100.0%	$164,784	100.0%

Operating expenses	159,703	98.0%	157,050	95.3%

Gross margin	3,220	2.0%	7,734	4.7%

Corporate general and administrative expenses (2)	7,299	4.5%	7,085	4.3%

Operating (loss) income	(4,079)	-2.5%	649	0.4%

Other income (expense):
Interest expense	(3,984)	-2.4%	(4,994)	-3.0%
Gain on sale of operations, net	88	0.0%	1	0.0%
Other income, net (3) (4)	4,851	3.0%	2,391	1.4%

Total other income (expense), net	955	0.6%	(2,602)	-1.6%

Loss from continuing operations before income tax expense	(3,124)	-1.9%	(1,953)	-1.2%

Income tax benefit	(1,913)		(756)

Loss from continuing operations	(1,211)	-0.7%	(1,197)	-0.7%

Gain (loss) from operations of discontinued businesses, net of tax	25		(549)
Gain on disposal of discontinued businesses, net of tax	20		22

Net loss	$(1,166)	-0.7%	$(1,724)	-1.0%

Diluted loss per share:
Continuing operations	$(0.02)		$(0.02)
Discontinued operations	—		(0.01)

Net income	$(0.02)		$(0.03)

Diluted weighted average common shares outstanding	48,854		48,825

Other data from continuing operations:
Adjusted EBIT (5)	$772		$3,040
Adjusted EBITDA (5)	$6,015		$8,115

(1)	Certain amounts in the 2010 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes expenses of $629 and $236 for the three months ended December 31, 2011 and 2010, respectively, in compensation expense associated with gains from the Company’s deferred compensation plan (see note 3). Excluding this item, corporate general and administrative expenses would be $6,670 and $6,849, or 4.1% and 4.2% of revenue, for the three months ended December 31, 2011 and 2010, respectively.
(3)	Includes net gains of $2,320 and $2,268 for the three months ended December 31, 2011 and 2010, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “loss from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”
(4)	For the three months ended December 31, 2011, amount includes income of $2,315 related to decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(5)	Adjusted EBIT represents loss from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $5,243 and $5,075 for the three months ended December 31, 2011 and 2010, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

TWELVE MONTHS ENDED DECEMBER 31, 2011 AND 2010

(In thousands, except percentages and per share data)

	TWELVE MONTHS ENDED DECEMBER 31,
	2011	%	2010 (1)%

Revenue	$733,805	100.0%	$730,401	100.0%

Operating expenses	643,867	87.7%	644,335	88.2%

Gross margin	89,938	12.3%	86,066	11.8%

Corporate general and administrative expenses (2)	31,985	4.4%	29,584	4.1%

Operating income	57,953	7.9%	56,482	7.7%

Other income (expense):
Interest expense	(17,355)	-2.4%	(15,308)	-2.1%
Gain on sale of operations, net	2,920	0.4%	466	0.1%
Other income, net (3) (4)	3,449	0.5%	3,532	0.5%

Total other expense, net	(10,986)	-1.5%	(11,310)	-1.5%

Income from continuing operations before income tax expense	46,967	6.4%	45,172	6.2%

Income tax expense	18,383		17,017

Income from continuing operations	28,584	3.9%	28,155	3.9%

Loss from operations of discontinued businesses, net of tax	(591)		(2,668)
Gain (loss) on disposal of discontinued businesses, net of tax	14		(973)

Net income	$28,007	3.8%	$24,514	3.4%

Diluted earnings (loss) per share:
Continuing operations	$0.58		$0.48
Discontinued operations	(0.02)		(0.06)

Net income	$0.56		$0.42

Diluted weighted average common shares outstanding	49,599		58,193

Other data from continuing operations:
Adjusted EBIT (5)	$61,402		$62,010
Adjusted EBITDA (5)	$81,747		$82,342

(1)	Certain amounts in the 2010 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes expenses of $358 and $533 for the twelve months ended December 31, 2011 and 2010, respectively, in compensation expense associated with gains from the Company’s deferred compensation plan (see note 3). Excluding this item, corporate general and administrative expenses would be $31,627 and $29,051, or 4.3% and 4.0% of revenue, for the twelve months ended December 31, 2011 and 2010, respectively.
(3)	Includes a net loss of $354 and a net gain of $3,743 for the twelve months ended December 31, 2011 and 2010, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains and losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”
(4)	For the twelve months ended December 31, 2011 and 2010, amount includes income of $3,467 and $1,449, respectively, related to decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions. In addition, for the twelve months ended December 31, 2010, amount includes a loss of $1,996 on the retirement of $60.0 million of the Company’s senior subordinated convertible notes that were issued in May 2006.
(5)	Adjusted EBIT represents earnings from continuing operations before income taxes, interest expense, and gain on sale of operations, net, and for the twelve months ended December 31, 2010, Adjusted EBIT also includes the loss on redemption of CBIZ’s convertible notes as described in Note (4) above. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $20,345 and $20,332 for the twelve months ended December 31, 2011 and 2010, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except per share data)

SELECT SEGMENT DATA

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2011	2010 (1)	2011	2010 (1)
Revenue
Financial Services	$79,516	$78,895	$391,232	$380,130
Employee Services	41,714	41,064	171,205	174,097
Medical Management Professionals	34,629	37,666	141,046	148,425
National Practices	7,064	7,159	30,322	27,749

Total	$162,923	$164,784	$733,805	$730,401

Gross Margin
Financial Services	$(1,775)	$613	$53,928	$53,718
Employee Services	5,798	6,216	27,079	29,545
Medical Management Professionals	3,742	5,353	16,256	16,528
National Practices	610	780	4,100	1,955
Operating expenses - unallocated (2):
Other	(3,464)	(3,196)	(12,137)	(12,470)
Deferred compensation	(1,691)	(2,032)	712	(3,210)

Total	$3,220	$7,734	$89,938	$86,066

(1)	Certain amounts in the 2010 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Represents operating expenses not directly allocated to individual businesses, including stock based compensation, consolidation and integration charges and certain advertising expenses. “Operating expenses - unallocated” also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income (loss) from continuing operations before income tax expense” as they are directly offset by the same adjustment to “other income, net” in the consolidated statements of operations. Gains recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as additional compensation expense in “operating expenses” and as income in “other income, net.”

CASH EARNINGS AND PER SHARE DATA

Reconciliation of (Loss) Income from Continuing Operations to Cash Earnings from Continuing Operations (3)

	THREE MONTHS ENDED DECEMBER 31,
	2011	Per Share	2010	Per Share
Loss from Continuing Operations	$(1,211)	$(0.02)	$(1,197)	$(0.02)

Selected non-cash items:
Depreciation and amortization	5,243	0.11	5,075	0.10
Non-cash interest on convertible notes	635	0.01	1,029	0.02
Stock based compensation	1,521	0.03	1,363	0.03
Adjustment to contingent earnouts	(2,315)	(0.05)	—	—

Non-cash items	5,084	0.10	7,467	0.15

Cash earnings - Continuing Operations	$3,873	$0.08	$6,270	$0.13

	TWELVE MONTHS ENDED DECEMBER 31,
	2011	Per Share	2010	Per Share
Income from Continuing Operations	$28,584	$0.58	$28,155	$0.48

Selected non-cash items:
Depreciation and amortization (4)	20,345	0.41	20,332	0.35
Non-cash interest on convertible notes	3,201	0.06	4,210	0.08
Stock based compensation	5,954	0.12	5,306	0.09
Loss on retirement of convertible notes	—	—	1,996	0.03
Adjustment to contingent earnouts	(3,467)	(0.07)	(1,449)	(0.02)
Non-cash restructuring charge	—	—	1,231	0.02

Non-cash items	26,033	0.52	31,626	0.55

Cash earnings - Continuing Operations	$54,617	$1.10	$59,781	$1.03

(3)	The Company believes cash earnings and cash earnings per diluted share (non-GAAP measures) more clearly illustrate the impact of certain non-cash charges and credits to income (loss) from continuing operations and are a useful measure for the Company and its analysts. Cash earnings is defined as income (loss) from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock based compensation expense, adjustments to the fair value of contingent consideration related to prior acquisitions, and for the twelve months ended December 31, 2010, the portion of the $1.8 million restructuring charge to be paid in future periods related to the 2010 acquisition of Goldstein Lewin. Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted common shares outstanding for the period indicated. Cash earnings and cash earnings per diluted share should not be regarded as a replacement or alternative of performance under generally accepted accounting principles.
(4)	Capital spending was $4.8 million and $4.2 million for the years ended December 31, 2011 and 2010, respectively.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except percentages and ratios)

SELECT BALANCE SHEET DATA AND RATIOS

	DECEMBER 31, 2011	DECEMBER 31, 2010 (1)

Cash and cash equivalents	$1,613	$724
Restricted cash	$19,838	$20,171
Accounts receivable, net	$137,073	$138,068
Current assets before funds held for clients	$182,475	$179,481
Funds held for clients - current and non-current	$109,854	$84,203
Goodwill and other intangible assets, net	$458,340	$426,410

Total assets	$812,357	$756,299

Notes payable - current	$13,986	$10,983
Convertible notes - current	$—	$39,250
Current liabilities before client fund obligations	$116,382	$141,960
Client fund obligations	$109,800	$87,362
Convertible notes - non-current	$119,778	$116,577
Bank debt	$145,000	$118,900

Total liabilities	$552,199	$526,627

Treasury stock	$(365,364)	$(355,851)

Total stockholders’ equity	$260,158	$229,672

Debt to equity (2)	101.8%	119.6%
Days sales outstanding (DSO) - continuing operations (3)	71	72

Shares outstanding	50,036	50,048
Basic weighted average common shares outstanding	49,328	57,692
Diluted weighted average common shares outstanding	49,599	58,193

(1)	Certain amounts in the 2010 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Ratio is convertible notes and bank debt divided by total stockholders’ equity.
(3)	DSO is provided for continuing operations and represents accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007